320 Park Avenue New York NY 10022-6839 • 800 468 3785
www.mutualofamerica.com

IRA APPLICATION

TYPE OF ANNUITY CONTRACT (Choose one)

☐Traditional IRA ☐ROTH IRA ☐Simplified Employee Pension (SEP) IRA
☐Savings Incentive Match Plan for Employees (SIMPLE) IRA ☐Other IRA:

OWNER/ANNUITANT INFORMATION

NAME			TELEPHONE NUMBER WORK	HOME
ADDRESS	City	State Zip Code	SOCIAL SECURITY NUMBER	
DATE OF BIRTH / /	☐ MALE ☐FEMALE	INITIAL CONTRIBUTION $	DISTRIBUTION # 1937	CONTRIBUTION METHOD: ☐DIRECT PAYMENT ☐PAYROLL DEDUCTION (mandatory for SEP or SIMPLE)
EMPLOYER'S NAME			EMPLOYER NUMBER	EMPLOYER'S TELEPHONE NUMBER
DATE EMPLOYEE HIRED / /		Employer's DEPARTMENT # (optional)	EMPLOYEE'S SALARY $	RATE ☐ ANNUAL ☐ SEMIMONTHLY ☐ WEEKLY ☐ MONTHLY ☐ BIWEEKLY

For a SIMPLE IRA enter the Eligibility Date for Employer Contributions: Month Day Year

For SIMPLE, Eligibility Date for Employer Contributions is first day of calendar year following completion of Eligibility requirements.

☐ From: ☐a Traditional IRA ☐a ROTH IRA ☐ a SIMPLE IRA in force less than 2 years ☐ ______________

☐ From an eligible employer retirement plan*.

☐ From a retirement plan death benefit paid to me as beneficiary of an individual who participated in an eligible employer retirement plan*. The individual was ☐ was not ☐ my spouse.

Are any of the funds from a "Designated ROTH Account" under an eligible employer retirement plan*?
☐Yes ☐No Amount $____________

*Eligible employer retirement plans are 401(a) plans (including 401(k) plans), 403(b) arrangements and governmental 457(b) deferred compensation arrangements.

- First of month annuity payments are to begin (the Owner may change this date at any time by advance notice) _____/_____ (optional)
  (MONTH) (YEAR)
- Is the contract requested by this application intended to replace or change any insurance or annuities now in force?
  ☐Yes ☐No If the answer is "Yes," please provide the following for the policy being replaced or changed:
  Company ______________________ Contract Number ______________________ Amount $

ALLOCATION OF CONTRIBUTIONS

Show the percentage of your future contributions you want to place in the interest account and/or investment funds. Use whole numbers only, and make sure the percentages total 100%. *Amounts you place in the interest account will be credited with the rate of interest currently applicable to that account. Your balance in any investment fund will fluctuate to recognize investment results.*

INTEREST ACCOUNT	INVESTMENT FUNDS			
MUTUAL OF AMERICA	MUTUAL OF AMERICA			FIDELITY®
Interest Accumulation Account %	Equity Index Fund %	Money Market Fund %	2030 Retirement Fund %	VIP Equity-Income Portfolio %
	All America Fund %	Mid Term Bond Fund %	2035 Retirement Fund %	VIP Asset Manager Portfolio %
INVESTMENT FUNDS	Small Cap Value Fund %	Bond Fund %	2040 Retirement Fund %	VIP Contrafund® Portfolio %
OPPENHEIMER	Small Cap Growth Fund %	Retirement Income Fund %	2045 Retirement Fund %	
Main Street Fund®/VA %	Mid Cap Value Fund %	2010 Retirement Fund %	2050 Retirement Fund %	VIP Mid Cap Portfolio %
CALVERT				VANGUARD
VP SRI Balanced Portfolio %	Mid-Cap Equity Index Fund %	2015 Retirement Fund %	Conservative Allocation Fund %	VIF Diversified Value Portfolio %
AMERICAN CENTURY	Composite Fund %	2020 Retirement Fund %	Moderate Allocation Fund %	
VP Capital Appreciation Fund %	International Fund %	2025 Retirement Fund %	Aggressive Allocation Fund %	VIF International Portfolio %
DEUTSCHE	AMERICAN FUNDS	PIMCO	T. ROWE PRICE	
Variable Series I Capital Growth VIP %	Insurance Series New World Fund® %	VIT Real Return Portfolio %	Blue Chip Growth Portfolio %	VIF REIT Index Portfolio %

COMPLETE REVERSE SIDE

BENEFICIARY DESIGNATIONS

Please name one or more beneficiaries to receive any death benefits payable. Only you, the Owner, may name and change the beneficiary. If you wish to name an organization or an estate to receive any benefits payable, show the name of the organization or the estate in the section labeled "FULL NAME" in the portion of this form provided for naming beneficiaries.

Upon your death, benefits will be paid to the primary beneficiary(ies). If no primary beneficiary(ies) is (are) living at the time benefits become payable, Mutual of America will pay the benefits to the secondary beneficiary(ies). If benefits are to be paid to more than one beneficiary they will be paid in equal shares, unless other proportions are stated in the section labeled "BENEFIT PERCENT" in the portion of this form provided for naming beneficiaries.

BENEFICIARY DESIGNATIONS

PRIMARY BENEFICIARY OR BENEFICIARIES

I, the Owner, name the following person or persons as my beneficiary or beneficiaries.

FULL NAME First Initial Last				FULL NAME First Initial Last			
ADDRESS Street				ADDRESS Street			
City State Zip Code				City State Zip Code			
BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP	BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP

SECONDARY BENEFICIARY OR BENEFICIARIES

If none of the persons named above are living when a payment is to be made, the following person or persons are to receive the payment.

FULL NAME First Initial Last				FULL NAME First Initial Last			
ADDRESS Street				ADDRESS Street			
City State Zip Code				City State Zip Code			
BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP	BENEFIT PERCENT %	DATE OF BIRTH (Optional) / /	SOCIAL SECURITY # (Optional)	RELATIONSHIP

STATEMENT AND SIGNATURE

I, the Owner, acknowledge that: (a) I have received a copy of the current Prospectus; (b) I have read the Prospectus and understand its terms; and (c) I am familiar with the objectives of the Investment Funds. I understand that any election or authorization made under my contract as part of this application is subject to the conditions and limitations set forth in the Prospectus.

If this is a ROTH IRA contract, I understand that I may not roll over contributions or transfer amounts from existing annuity contracts or IRA-type arrangements other than as described in Section 408A(c) of the Internal Revenue Code.

If this is a SIMPLE IRA contract, I understand that I may not roll over contributions or transfer amounts from existing annuity contracts or IRA arrangements other than from another SIMPLE IRA arrangement described in Section 408A(p)(1) of the Internal Revenue Code.

I UNDERSTAND THAT: (A) ANY AMOUNTS PLACED IN THE INTEREST ACCUMULATION ACCOUNT WILL EARN INTEREST AT THE RATES DETERMINED BY MUTUAL OF AMERICA; AND (B) ANY AMOUNTS PLACED IN THE INVESTMENT FUNDS ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNTS AND MAY INCREASE OR DECREASE IN VALUE BASED UPON THE FUNDS' INVESTMENT RESULTS.

All statements in this application are true and complete to the best of my knowledge and belief. I agree that this application will become a part of any contract issued based upon this application.

An initial contribution of $ ____________________ is submitted with this application. I understand that this contribution will be refunded by Mutual of America if a contract based upon this application is not issued.

Signed at____ on ______________________________ , ________
(City/State) (Month/Day) (Year)

Countersigned _
Licensed Agent Signature of Employee/Owner/Annuitant

CONSULTANT'S REPORT

To the best of your knowledge is the contract applied for intended to replace any insurance or annuity in force in this or any other company?

□ Yes □ No If "Yes," give company name: ____